Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS THIRD QUARTER AND

YEAR-TO-DATE 2012 RESULTS

Consolidated Operating Occupancy Increased 150 Basis-Points to 91.8 Percent

Same-Store NOI Growth for the Quarter of 4.3 Percent on a Cash Basis and 2.7 Percent on a GAAP

Basis; Average Same-Store Occupancy Increased 120 Basis-Points Year-over-year to 90.8 Percent

Q3 Rental Rates Increased 3.8 Percent on a GAAP Basis and 0.9 Percent on a Cash Basis

Acquired Eight Buildings Totaling $41.3 Million and Sold 16 Buildings Totaling $60.7 Million

Funds from Operations of $0.10 per Share in Q3

Guidance Increased to $0.40 — $0.42 per Share

DENVER, Colo., November 1, 2012 — DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending September 30, 2012.

“We continue to make great progress towards our strategic, operating and financial goals,” said Phil Hawkins, President and Chief Executive Officer of DCT Industrial. “Consolidated operating occupancy increased 150 basis-points; we acquired eight buildings totaling $41.3 million and two development sites which will support 1.6 million square feet; and we sold 16 buildings, totaling 1.6 million square feet, further upgrading the quality of our portfolio.”

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the third quarter of 2012 totaled $28.3 million, or $0.10 per diluted share, compared with $26.5 million, or $0.10 per diluted share, for the third quarter of 2011. These results exclude $0.2 million and $0.3 million of acquisition costs for the quarters ending September 30, 2012 and 2011, respectively.

FFO, as adjusted, attributable to common stockholders and unitholders for the nine months ending September 30, 2012 totaled $85.1 million, or $0.31 per diluted share, compared with $76.7 million, or $0.29 per diluted share, for the first nine months of 2011. These results exclude $1.0 million and $1.4 million of acquisition costs for the nine months ending September 30, 2012 and 2011, respectively.

Net income attributable to common stockholders for the third quarter of 2012 was $7.5 million, or $0.03 per diluted share, compared with a net loss attributable to common stockholders of $8.1 million, or $0.03 per diluted share, reported for the third quarter of 2011. Net loss attributable to common stockholders for the nine months ending September 30, 2012 was $14.2 million, or $0.06 per diluted share, compared with a net loss of $25.1 million, or $0.11 per diluted share, for the nine months ending September 30, 2011.

518 17TH STREET, 8TH FLOOR  ¿  DENVER, CO 80202

303.597.2400  ¿  DCTINDUSTRIAL.COM

Property Results and Leasing Activity

As of September 30, 2012, DCT Industrial owned 388 consolidated operating properties, totaling 58.0 million square feet with occupancy of 91.8 percent up from 90.3 percent as of June 30, 2012. Including development and redevelopment, total consolidated occupancy was 91.0 percent as of September 30, 2012, up from 90.2 percent as of June 30, 2012. In addition, 0.7 million square feet, or 1.2 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied.

Net operating income (“NOI”) was $48.1 million in the third quarter of 2012, compared with $43.8 million in the third quarter of 2011. In the third quarter of 2012, same-store NOI, excluding revenue from lease terminations, increased 4.3 percent on a cash basis and 2.7 percent on a GAAP basis, when compared to the same period of 2011. Same-store occupancy averaged 90.8 percent in the third quarter of 2012, an increase of 120 basis-points over the third quarter of 2011. Same-store occupancy ended at 91.4 percent as of September 30, 2012.

In the third quarter of 2012, the Company signed leases totaling 3.0 million square feet. Rental rates on signed leases increased 3.8 percent on a GAAP basis and 0.9 percent on a cash basis compared to prior leases. Over the previous four quarters, rental rates on signed leases increased 2.5 percent on a GAAP basis and decreased 5.3 percent on a cash basis. The Company’s tenant retention rate was 70.2 percent in the third quarter of 2012 and 72.8 percent year-to-date.

Investment Activity

Acquisitions

Since June 30, 2012, DCT Industrial has acquired eight buildings at a total cost of $41.3 million – two in the third quarter of 2012 and six in October. The buildings, located in Chicago, Seattle and Southern California, total 0.6 million square feet. The Company expects a year-one weighted-average cash yield of 5.4 percent and a weighted-average projected stabilized cash yield of 6.3 percent on these assets. Year-to-date, the Company has acquired 17 buildings, totaling 2.1 million square feet for a total of $117.2 million. The Company expects a year-one weighted-average cash yield of 5.7 percent and a weighted-average projected stabilized cash yield of 6.9 percent.

The details of the acquisitions are as follows:

In August, in the Algona submarket of Seattle, DCT Industrial acquired a Class A, 109,000 square foot distribution building through an off-market, sale-leaseback. The facility is well-located with easy access to Interstate 5, Highway 18 and Highway 16. The building is 100 percent occupied by a single tenant. The Company anticipates a year-one cash yield of 6.1 percent.

In October, DCT Industrial acquired a 105,000 square foot light industrial building located in the O’Hare International Airport submarket of Chicago. The building is situated in the heart of the submarket, offering excellent access to major interstates and O’Hare International Airport. Acquired through an off-market transaction, the multi-tenant facility is not occupied. Building renovations are currently underway and are expected to be complete in the second quarter of 2013. The Company anticipates a stabilized cash yield of 8.2 percent.

Also in October, in the Sumner submarket of Seattle, DCT Industrial acquired a 26,000 square foot light industrial building. The Sumner submarket is a highly-desirable location with consistently low vacancy rates. Acquired through an off-market transaction, the unoccupied building was built in 2007. Currently the interior of the building is undeveloped. The Company plans to commence construction on the building’s interior in the fourth quarter of 2012, with expected completion in the first quarter of 2013. The Company anticipates a stabilized cash yield of 6.8 percent.

Additionally in October, in Los Angeles, DCT Industrial acquired a four building industrial business park totaling 211,000 square feet. The multi-tenant business park is well-located in the San Gabriel Valley submarket, which boasts one of the lowest vacancy rates in Southern California. The business park is 100 percent occupied. The Company anticipates a year-one cash yield of 6.2 percent.

The above acquisitions are in addition to the 180,000 square foot Southern California acquisition that was previously announced. The Class A, multi-tenant, rail served distribution asset was purchased in July and is located in the Inland Empire West submarket.

The table below represents a summary of the acquisitions in the third quarter and October 2012:

Market	Submarket	Square Feet	Occupancy	Closed
Southern California	Inland Empire West	180,000	100.0%	July-12
Seattle, WA	Algona	109,000	100.0%	Aug-12
Chicago, IL	O’Hare	105,000	0.0%	Oct-12
Seattle, WA	Sumner	26,000	0.0%	Oct-12
Southern California (4 buildings)	San Gabriel Valley	211,000	100.0%	Oct-12

Total / Weighted Average		631,000	79.2%

Additionally, as previously announced, the Company is under contract to purchase a four asset portfolio totaling 563,000 square feet. The Class A, state-of-the-art air freight buildings are ideally located with three facilities in the Los Angeles International Airport submarket and one in the Chicago O’Hare International Airport submarket. The portfolio is currently 99.6 percent occupied by eight tenants. The transaction is expected to close in November 2012.

Development

In September, DCT Industrial acquired a 27.8 acre land parcel in the Inland Empire West submarket of Southern California, named Slover Logistics Center II. The parcel is located adjacent to the site for DCT Industrial’s Slover Logistics Center I, which is 100 percent pre-leased. Situated at the I-10 Freeway – a major distribution corridor from the ports of Los Angeles and Long Beach, the site was acquired through an off-market transaction from multiple sellers and is currently being entitled to develop a 601,000 square foot, Class A, cross-dock, Leed-certified distribution facility. Once completed, Slover Logistics Center I and II will create an industrial campus totaling over 1.2 million square feet.

In October, DCT Industrial acquired a 46.3 acre land parcel in the Sumner submarket of Seattle, named DCT Sumner Corporate Center. The parcel is located with direct access to Highway 167 – a main transportation corridor through the Kent Valley. The site was acquired through an off-market transaction and the Company plans to develop two, Class A, cross-dock distribution facilities totaling over 1.0 million square feet. The first phase of the project, a 614,000 square foot building is currently being entitled with construction expected to start later in 2013.

Additionally in October, the Company commenced construction on the expansion of a bulk distribution building located in Nashville. This expansion will add 225,000 square feet to the already existing 325,000 square foot facility. In connection with the expansion, the existing tenant executed a lease for the entire facility.

The above developments are in addition to the 267,000 square foot Northwest Houston development, Northwest 8 Distribution Center, which was previously announced.

Dispositions

Since the end of the second quarter, the Company sold assets totaling 1.6 million square feet located in Dallas, Houston, Northern Kentucky and Northern New Jersey. The dispositions generated gross proceeds of $60.7 million1 with a projected year-one weighted-average cash yield of 5.5 percent. Year-to-date gross proceeds from dispositions total $89.2 million1 with a projected year-one weighted-average cash yield of 6.0 percent.

The table below represents a summary of the dispositions closed in the third quarter:

Market	Submarket	Square Feet	Occupancy	Closed
Northern Kentucky[2]	Florence	352,000	100.0%	Aug-12
Houston, TX (13 buildings)	Northwest & Southwest	1,005,000	98.1%	Aug-12
Northern New Jersey	Somerset	138,000	0.0%	Aug-12
Dallas, TX	Dallas Fort Worth Airport	85,000	0.0%	Sept-12

Total / Weighted Average		1,580,000	84.7%

Successful Equity Offering

In September, DCT Industrial issued approximately 19.0 million shares in a public offering of common stock raising net proceeds of approximately $112.6 million before offering expenses. The Company intends to use the net proceeds received from this offering for future acquisitions, development activities, repayment of amounts outstanding under its senior unsecured revolving credit facility, general corporate purposes, or a combination of the foregoing.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on January 10, 2013 to stockholders of record as of December 28, 2012.

Guidance

The Company increased and narrowed 2012 FFO guidance, as adjusted, to $0.40 to $0.42 per diluted share, up from $0.39 to $0.42. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.09) and $(0.07) per diluted share.

Initial guidance for DCT Industrial’s 2013 FFO will be provided in conjunction with its fourth quarter 2012 earnings press release.

The Company’s guidance excludes future real estate gains and losses, impairments and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss third quarter 2012 on Friday, November 2, 2012 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until 9 a.m. Eastern Time, Friday, November 16, 2012 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10019190. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until November 2, 2013.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

[1]	Includes DCT Industrial’s proportionate share of gross proceeds for property sold by an unconsolidated joint venture.
[2]	Unconsolidated property.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2012, the Company owned interests in approximately 75.2 million square feet of properties leased to approximately 840 customers, including 16.7 million square feet operated on behalf of five institutional capital management partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com	#

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	September 30, 2012	December 31, 2011
ASSETS	(unaudited)
Land	$683,051	$647,552
Buildings and improvements	2,402,239	2,393,346
Intangible lease assets	74,355	84,779
Construction in progress	42,706	35,386

Total investment in properties	3,202,351	3,161,063
Less accumulated depreciation and amortization	(613,418)	(589,314)

Net investment in properties	2,588,933	2,571,749
Investments in and advances to unconsolidated joint ventures	147,643	139,278

Net investment in real estate	2,736,576	2,711,027
Cash and cash equivalents	37,591	12,834
Notes receivable	231	1,053
Deferred loan costs, net	7,006	8,567
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,319 and $1,256, respectively	48,205	42,349
Other assets, net	25,647	17,468

Total assets	$2,855,256	$2,793,298

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$51,713	$45,785
Distributions payable	20,464	19,057
Tenant prepaids and security deposits	19,872	22,864
Other liabilities	7,853	29,797
Intangible lease liability, net	18,843	18,897
Line of credit	—	—
Senior unsecured notes	1,025,000	935,000
Mortgage notes	275,216	317,783

Total liabilities	1,418,961	1,389,183

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 268,683,134 and 245,943,100 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	2,687	2,459
Additional paid-in capital	2,158,817	2,018,075
Distributions in excess of earnings	(851,154)	(783,229)
Accumulated other comprehensive loss	(34,791)	(29,336)

Total stockholders’ equity	1,275,559	1,207,969
Noncontrolling interests	160,736	196,146

Total equity	1,436,295	1,404,115

Total liabilities and equity	$2,855,256	$2,793,298

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Rental revenues	$67,327	$61,009	$194,774	$177,378
Institutional capital management and other fees	937	1,004	3,143	3,153

Total revenues	68,264	62,013	197,917	180,531

OPERATING EXPENSES:
Rental expenses	9,151	7,977	24,714	24,242
Real estate taxes	10,093	9,235	29,309	26,462
Real estate related depreciation and amortization	30,862	30,495	92,112	88,181
General and administrative	6,838	6,346	19,136	20,465
Casualty gains	—	—	(141)	—

Total operating expenses	56,944	54,053	165,130	159,350

Operating income	11,320	7,960	32,787	21,181

OTHER INCOME AND EXPENSE:
Equity in earnings (loss) of unconsolidated joint ventures, net	1,208	(967)	784	(3,450)
Impairment losses on investments in unconsolidated joint ventures	—	—	—	(1,934)
Interest expense	(17,299)	(16,515)	(51,769)	(46,539)
Interest and other income (expense)	194	(356)	354	(257)
Income tax benefit (expense) and other taxes	(68)	56	(623)	(105)

Loss from continuing operations	(4,645)	(9,822)	(18,467)	(31,104)
Income from discontinued operations	12,906	731	2,357	2,632

Consolidated net income (loss) of DCT Industrial Trust Inc.	8,261	(9,091)	(16,110)	(28,472)
Net (income) loss attributable to noncontrolling interests	(713)	1,015	1,870	3,385

Net income (loss) attributable to common stockholders	7,548	(8,076)	(14,240)	(25,087)

Distributed and undistributed earnings allocated to participating securities	(134)	(103)	(400)	(337)

Adjusted net income (loss) attributable to common stockholders	$7,414	$(8,179)	$(14,640)	$(25,424)

EARNINGS PER COMMON SHARE — BASIC AND DILUTED:
Loss from continuing operations	$(0.02)	$(0.03)	$(0.07)	$(0.12)
Income from discontinued operations	0.05	0.00	0.01	0.01

Net income (loss) attributable to common stockholders	$0.03	$(0.03)	$(0.06)	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	253,657	245,805	249,381	241,548

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, in thousands, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss) attributable to common stockholders	$7,548	$(8,076)	$(14,240)	$(25,087)
Adjustments:
Real estate related depreciation and amortization	30,934	33,398	94,676	96,839
Equity in (earnings) loss of unconsolidated joint ventures, net	(1,208)	967	(784)	3,450
Equity in FFO of unconsolidated joint ventures	2,590	1,083	7,883	2,119
Impairment losses on depreciable real estate	—	—	11,422	1,934
Gain on dispositions of real estate interests	(12,227)	—	(12,348)	—
Noncontrolling interest in the above adjustments	(1,804)	(3,655)	(9,921)	(10,852)
FFO attributable to unitholders	2,276	2,413	7,377	6,936

FFO basic and diluted	28,109	26,130	84,065	75,339

FFO attributable to common stockholders and unitholders(1):
Adjustments:
Acquisition costs(2)	192	346	987	1,409

FFO, as adjusted, attributable to common stockholders and unitholders — basic and diluted	$28,301	$26,476	$85,052	$76,748

FFO per common share and unit — basic and diluted	$0.10	$0.10	$0.31	$0.28

FFO, as adjusted, per common share and unit — basic and diluted	$0.10	$0.10	$0.31	$0.29

FFO weighted average common shares and units outstanding:
Common shares for earnings per share — basic	253,657	245,805	249,381	241,548
Participating securities	1,999	1,555	1,862	1,623
Units	22,335	25,011	24,003	25,260

FFO weighted average common shares, participating securities and units outstanding — basic	277,991	272,371	275,246	268,431
Dilutive common stock equivalents	663	429	618	468

FFO weighted average common shares, participating securities and units outstanding — diluted	278,654	272,800	275,864	268,899

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(2)	Excluding amounts attributable to noncontrolling interests.

Guidance

The Company is providing the following guidance:
	Range for the Full-Year 2012
Guidance:	Low	High
Earnings per common share — diluted	$(0.09)	$(0.07)
Impairments and acquisition cost	0.01	0.01
Real estate related depreciation and amortization(1)	0.48	0.48

FFO, as adjusted, per common share and unit-diluted(2)	$0.40	$0.42

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes future real estate gains and losses and acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended

September 30, 2012 and 2011 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
CALCULATION OF ADJUSTED EBITDA(1):	2012	2011	2012	2011
Net income (loss) attributable to common stockholders	$7,548	$(8,076)	$(14,240)	$(25,087)
Interest expense	17,299	16,628	51,898	46,907
Proportionate share of interest expense from unconsolidated joint ventures	765	746	2,366	2,355
Real estate related depreciation and amortization	30,934	33,398	94,676	96,839
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,708	1,785	5,773	4,787
Income tax (benefit) expense and other taxes	68	(56)	623	105
Stock-based compensation amortization	1,063	1,092	3,078	3,757
Noncontrolling interests	713	(1,015)	(1,870)	(3,385)
Non-FFO gains on dispositions of real estate interests	(12,227)	—	(12,348)	—
Impairment losses	—	—	11,422	1,934

Adjusted EBITDA	$47,871	$44,502	$141,378	$128,212

CALCULATION OF FIXED CHARGES
Interest expense	$17,299	$16,628	$51,898	$46,907
Capitalized interest	1,113	461	2,583	2,133
Amortization of loan costs and debt premium/discount	(317)	(257)	(809)	(738)
Proportionate share of interest expense from unconsolidated joint ventures	765	746	2,366	2,355

Total fixed charges	$18,860	$17,578	$56,038	$50,657

Fixed charge coverage	2.5	2.5	2.5	2.5

(1)	Includes amounts related to discontinued operations.

The following table is a reconciliation of our reported “Loss from continuing operations” to our net operating income for the three and nine months ended September 30, 2012 and 2011 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Loss from continuing operations	$(4,645)	$(9,822)	$(18,467)	$(31,104)
Income tax expense (benefit) and other taxes	68	(56)	623	105
Interest and other (income) expense	(194)	356	(354)	257
Interest expense	17,299	16,515	51,769	46,539
Equity in (earnings) loss of unconsolidated joint ventures, net	(1,208)	967	(784)	3,450
General and administrative	6,838	6,346	19,136	20,465
Real estate related depreciation and amortization	30,862	30,495	92,112	88,181
Impairment losses on investments in unconsolidated joint ventures	—	—	—	1,934
Casualty gains	—	—	(141)	—
Institutional capital management and other fees	(937)	(1,004)	(3,143)	(3,153)

Total GAAP net operating income	48,083	43,797	140,751	126,674
Less net operating (income) loss — non-same store properties	(4,038)	(845)	(15,175)	(4,015)

Same store GAAP net operating income	44,045	42,952	125,576	122,659
Less revenue from lease terminations	(186)	(246)	(369)	(429)

Same store GAAP net operating income, excluding revenue from lease terminations	43,859	42,706	125,207	122,230
Less straight-line rents, net of related bad debt expense	(1,059)	(1,657)	(2,449)	(5,828)
Less amortization of above/(below) market rents	(91)	(102)	(358)	(378)

Same store cash net operating income, excluding revenue from lease terminations	$42,709	$40,947	$122,400	$116,024

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the impact of the economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and developments; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.